Exhibit 99.1

CORPORATE OFFICE

37 North Valley Road, Building 4, P.O. Box 1764, PAOLI, PA 19301-0801

Contact: William J. Burke (610) 889-5249

AMETEK EXPECTS TO REPORT DILUTED EPS ABOVE PRIOR COMPANY GUIDANCE

INCREASES SECOND QUARTER EARNINGS GUIDANCE TO $0.62 — $0.63
PER DILUTED SHARE

—Raises Full Year 2010 Estimate to $2.43 to $2.47 per Diluted Share—

Paoli, PA, July 21, 2010 – AMETEK, Inc. (NYSE: AME) today announced it expects its second quarter results to substantially exceed its prior guidance. The Company now expects second quarter diluted earnings per share to be approximately $0.62 to $0.63, up from its previous guidance of $0.53 to $0.55 per diluted share. Second quarter sales are expected to be up approximately 13% over the $524.9 million recorded in the second quarter of 2009.

“AMETEK had a strong quarter that surpassed our expectations,” stated Frank S. Hermance, AMETEK Chairman and Chief Executive Officer. “Orders in the quarter were up approximately 30% with broad-based strength evident in most of our markets. This order strength translated into strong top-line performance and, coupled with a lower cost structure, drove the excellent bottom-line performance. Earnings are expected to be significantly above our previous guidance, with diluted earnings per share up 29% to 31% over the second quarter of 2009.”

“Our markets overall continue to show good growth as evidenced by our strong order input this year. While we remain watchful for any effects to our business from a slowing global economy, we are not experiencing any impact at this point. Given our strong second quarter results and our positive outlook for the balance of the year, we have raised our full year 2010 estimated earnings to a range of $2.43 to $2.47 per diluted share, up from our previous guidance of $2.20 to $2.28 per diluted share. Our revised guidance represents a 27% to 29% improvement over 2009. Earnings for the third quarter are expected to be between $0.63 and $0.65 per diluted share,” commented Mr. Hermance.

“Included in our revised estimates are the impacts of the Haydon Enterprises acquisition announced on July 1, 2010 and benefits from a better than expected tax rate for the remainder of the year,” stated Mr. Hermance.

A more comprehensive review of second quarter results and the full year 2010 forecast will be discussed in the Company’s second quarter earnings release and conference call scheduled for July 27, 2010.

—MORE—
AMETEK EXPECTS TO REPORT DILUTED EPS ABOVE PRIOR COMPANY GUIDANCE

Conference Call
AMETEK, Inc. will webcast its second quarter 2010 investor conference call on Tuesday, July 27, 2010 beginning at 8:30 AM ET. The live audio webcast will be available at the Investors section of www.ametek.com and at www.streetevents.com. The call will be archived at www.ametek.com.

Corporate Profile
AMETEK is a leading global manufacturer of electronic instruments and electromechanical devices with annual sales of approximately $2.1 billion. AMETEK’s Corporate Growth Plan is based on Four Key Strategies: Operational Excellence, Strategic Acquisitions & Alliances, Global & Market Expansion and New Products. AMETEK’s objective is double-digit percentage growth in earnings per share over the business cycle and a superior return on total capital. The common stock of AMETEK is a component of the S&P MidCap 400 and the Russell 1000 Indices.

Forward-looking Information
Statements in this news release relating to future events, such as AMETEK’s expected business and financial performance are “forward-looking statements.” Forward-looking statements are subject to various factors and uncertainties that may cause actual results to differ significantly from expectations. These factors and uncertainties include our ability to consummate and successfully integrate future acquisitions; risks associated with international sales and operations; our ability to successfully develop new products, open new facilities or transfer product lines; the price and availability of raw materials; compliance with government regulations, including environmental regulations; changes in the competitive environment or the effects of competition in our markets; the ability to maintain adequate liquidity and financing sources; and general economic conditions affecting the industries we serve. A detailed discussion of these and other factors that may affect our future results is contained in AMETEK’s filings with the U.S. Securities and Exchange Commission, including its most recent reports on Form 10-K, 10-Q and 8-K. AMETEK disclaims any intention or obligation to update or revise any forward-looking statements.

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